EXHIBIT 99.1

FOR MORE INFORMATION, CONTACT:
David H. Hoster II, President and Chief Executive Officer
N. Keith McKey, Chief Financial Officer
(601) 354-3555

EASTGROUP PROPERTIES ANNOUNCES
FIRST QUARTER 2012 RESULTS

•	Funds from Operations of $21.3 Million or $.77 Per Share for the Quarter Compared to $.71 Per Share for the Same Quarter Last Year, an Increase of 8.5%
•	Net Income Attributable to Common Stockholders of $5.4 Million or $.19 Per Share for the Quarter
•	Same Property Net Operating Income Growth of 2.8% for the Quarter; 4.0% Increase Without Straight-Line Rent Adjustments
•	94.5% Leased, 94.0% Occupied as of March 31, 2012
•	Renewed or Re-Leased 86% of Expiring Square Feet During the Quarter
•	Acquired One Operating Property (72,000 Square Feet) and 28.5 Acres of Development Land for $6.2 million
•	Sold Two Buildings in the Company’s Taxable REIT Subsidiary for a Gain of $167,000 Which Was Included in FFO
•	Started a Development Project (88,000 Square Feet) During the Quarter With Estimated Total Costs of $6.2 Million
•	Transferred Two 100% Leased Development Properties (184,000 Square Feet) to the Real Estate Portfolio
•	Eight Buildings in the Company’s Development Program at Quarter-End With a Projected Total Investment of $38.4 Million; $28.1 Million Incurred as of March 31, 2012
•	Paid 129th Consecutive Quarterly Cash Dividend – $.52 Per Share
•	Issued 368,158 Shares of Common Stock During the Quarter With Net Proceeds of $17.5 Million
•	Closed a $54 Million, 10-Year Non-Recourse Mortgage Loan at 4.09% Fixed Interest Rate
•	Interest and Fixed Charge Coverages of 3.3x for the Quarter

JACKSON, MISSISSIPPI, April 19, 2012 - EastGroup Properties, Inc. (NYSE-EGP) announced today the results of its operations for the three months ended March 31, 2012.

Commenting on EastGroup’s performance for the first quarter, David H. Hoster II, President and CEO, stated, “We are pleased that EastGroup continued to build on its positive momentum in the first quarter of this year.  Quarterly FFO per share increased 8.5% as compared to last year.  Occupancy increased for the eighth consecutive quarter to 94.0%.  Same property net operating income increased 2.8% - the fourth consecutive quarter of increases.  We started a new development and acquired a 72,000 square foot distribution property and 28.5 acres of development land.  In addition, we strengthened the balance sheet with an attractive mortgage and new equity.”

FUNDS FROM OPERATIONS

For the quarter ended March 31, 2012, funds from operations (FFO) were $.77 per share compared to $.71 per share for the same period of 2011, an increase of 8.5% per share.  Property net operating income (PNOI) increased by $2,888,000, or 9.4%, during the first quarter of 2012 compared to the same quarter of 2011.  PNOI increased $1,696,000 from 2011 and 2012 acquisitions, $856,000 from same property operations, and $338,000 from newly developed properties.

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P. O. Box 22728 – JACKSON, MS 39225 – TEL. 601-354-3555 – FAX 601-352-1441

Same property net operating income increased 2.8% for the first quarter of 2012 compared to the same quarter of 2011.  Without straight-line rent adjustments, same property net operating income for the quarter increased 4.0%.  Rental rates on new and renewal leases (6.2% of total square footage) decreased an average of 0.1% for the quarter; rental rates decreased 7.2% without straight-line rent adjustments.

FFO and PNOI are non-GAAP financial measures, which are defined under Definitions later in this release.  Reconciliations of Net Income to PNOI and Net Income Attributable to EastGroup Properties, Inc. Common Stockholders to FFO, are presented in the attached schedule “Reconciliations of GAAP to Non-GAAP Measures.”

EARNINGS PER SHARE

On a diluted per share basis, earnings per common share (EPS) was $.19 for the three months ended March 31, 2012, compared to $.18 for the same quarter of 2011.

DEVELOPMENT

In January 2012, the Company started construction of Southridge XI (88,000 square feet) in Orlando with a projected total cost of $6.2 million.  Also in the first quarter, the Company transferred Beltway Crossing VIII (88,000 square feet) and World Houston 32 (96,000 square feet), both located in Houston and 100% leased, to the real estate portfolio.

At March 31, 2012, EastGroup’s development program consisted of eight buildings (475,000 square feet) located in Houston, San Antonio and Orlando which were collectively 19% leased as of April 18, 2012.  The projected total cost for these developments is $38.4 million, of which $10.3 million remained to be invested as of March 31, 2012.

During the first quarter, EastGroup purchased 28.5 acres of development land in Tampa, Florida and Chandler (Phoenix), Arizona for $2.7 million.  The land in Tampa (18 acres) is located adjacent to the Company’s Madison Distribution Center, as discussed under Property Acquisitions and Sales below. The Company has preliminary plans for the future development of approximately 270,000 square feet on the Tampa land with projected total costs of $16 million.  The land in Chandler (10.5 acres) is located in an established business park and will allow for the future development of approximately 120,000 square feet of business distribution space with projected total costs of $9 million.

In April, the Company began construction of World Houston 33, a 160,000 square foot build-to-suit development project.  The estimated total cost for the building, which is projected to be completed in late 2012, is $10.6 million.

PROPERTY ACQUISITIONS AND SALES

At the end of January 2012, EastGroup acquired Madison Distribution Center in Tampa for $3.5 million.  The building, which contains 72,000 square feet, is located in the Port of Tampa submarket.  The property is currently 59% leased to three customers and is projected to generate an annualized cash yield of 7.3% at a stabilized occupancy of 95%.  EastGroup now owns 3.9 million square feet of industrial property in Tampa, which is the Company’s second largest market behind Houston.

As a result of the operating property acquisition, the Company expensed acquisition costs of $19,000 in the first quarter compared to none for the same period last year.

In mid-February, EastGroup closed the sale of two properties, Tampa East Distribution Center III (6,000 square feet) and Tampa West Distribution Center VIII (4,500 square feet), for $578,000.  The sale generated an after-tax gain of $167,000 which was included in FFO.  The Company acquired the two properties in a large property portfolio acquisition in December 2011 with the intent to eventually sell the properties.

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P. O. Box 22728 – JACKSON, MS 39225 – TEL. 601-354-3555 – FAX 601-352-1441

DIVIDENDS

EastGroup paid cash dividends of $.52 per share of common stock in the first quarter of 2012, which was the Company’s 129th consecutive quarterly cash distribution.  This was the first quarter of the Company’s 20th consecutive year of increasing or maintaining the cash distributions paid to its shareholders.  The Company’s dividend payout ratio to funds from operations was 68% for the first quarter.  The annualized dividend rate of $2.08 per share yielded 4.2% on the closing stock price of $49.54 on April 18, 2012.

FINANCIAL STRENGTH AND FLEXIBILITY

EastGroup continues to have a strong balance sheet.  Debt-to-total market capitalization was 37.3% at March 31, 2012.  For the quarter, the Company had interest and fixed charge coverage ratios of 3.3x and a debt to earnings before interest, taxes, depreciation and amortization (EBITDA) ratio of 6.78.  Total debt at March 31, 2012 was $841.3 million comprised of $672.4 million of fixed rate mortgage debt, $50.0 million of fixed rate term debt and $118.9 million of floating rate bank debt.

The Company has revolving credit facilities of $200 million and $25 million, of which $118.9 million was outstanding as of March 31, 2012.  The Company had borrowing capacity of $106.1 million remaining on the lines of credit at March 31, 2012.

On January 4, 2012, EastGroup closed a $54 million, non-recourse first mortgage loan with a fixed interest rate of 4.09%, a 10-year term and a 20-year amortization schedule.  The loan is secured by properties containing 1.4 million square feet.  The Company used the proceeds of this mortgage loan to reduce variable rate bank borrowings.

On March 1, 2012, the Company repaid a mortgage loan with a balance of $3.5 million, an interest rate of 5.68%, and a maturity date of June 1, 2012.  Subsequent to quarter-end, EastGroup repaid an additional mortgage loan with a balance of $8.7 million, an interest rate of 7.98%, and a maturity date of June 1, 2012.  The Company now has two mortgage loans due in the remainder of 2012 with a weighted average interest rate of 6.84% and balloon payments totaling $33.3 million.

During the first quarter, EastGroup issued and sold 368,158 shares of common stock under its continuous equity program at an average price of $48.21 per share with net proceeds to the Company of $17.5 million.  As of April 18, 2012, EastGroup sold an additional 143,213 shares during the second quarter of 2012 at an average price of $50.62 per share with net proceeds to the Company of $7.2 million.  The proceeds were used to reduce variable rate bank borrowings.  The Company has sold a total of 1,098,348 shares at an average price of $46.16 per share since the start of the continuous equity program in July 2011.  The Company currently has 901,652 shares of common stock remaining to sell under the program.

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P. O. Box 22728 – JACKSON, MS 39225 – TEL. 601-354-3555 – FAX 601-352-1441

OUTLOOK FOR REMAINDER OF 2012

FFO per share for 2012 is now estimated to be in the range of $3.05 to $3.15.   The midpoint was increased from $3.08 to $3.10, and the range was narrowed.  Diluted EPS for 2012 is estimated to be in the range of $.81 to $.91.  The table below reconciles projected net income attributable to common stockholders to projected FFO.

	Low Range		High Range
	Q2 2012	Y/E 2012	Q2 2012	Y/E 2012
	(In thousands, except per share data)
Net income attributable to common stockholders	$5,573	22,866	6,135	25,688
Depreciation and amortization	15,840	63,243	15,840	63,243
Funds from operations attributable to common stockholders	$21,413	86,109	21,975	88,931

Diluted shares	28,072	28,218	28,072	28,218

Per share data (diluted):
Net income attributable to common stockholders	$0.20	0.81	0.22	0.91
Funds from operations attributable to common stockholders	$0.76	3.05	0.78	3.15

The following assumptions were used:

•	Average occupancy of approximately 92% to 94% for the year.
•	Same property NOI change of approximately zero to 2% for the year.
•	Development starts of 345,000 square feet with projected total costs of $25 million for the remainder of the year.
•	Additional operating property acquisitions of $30 million in the second half of the year.
•	Operating property dispositions of $15 million during the remainder of the year.
•	Bad debt, net of termination fees, of less than $.01 for the remainder of the year.
•	Floating rate bank debt at an average rate of 1.5% for the year.
•	Additional fixed rate debt of $50 million at 5.0% fixed interest rate in September 2012.
•	Sale of 312,500 shares of common stock in each of the remaining three quarters.

DEFINITIONS

The Company’s chief decision makers use two primary measures of operating results in making decisions:  (1) property net operating income (PNOI), defined as income from real estate operations less property operating expenses (before interest expense and depreciation and amortization), and (2) funds from operations attributable to common stockholders (FFO).  EastGroup defines FFO consistent with the National Association of Real Estate Investment Trusts’ definition, as net income (loss) attributable to common stockholders computed in accordance with U.S. generally accepted accounting principles (GAAP), excluding gains or losses from sales of depreciable real estate property and impairment losses, plus real estate related depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures.

PNOI and FFO are supplemental industry reporting measurements used to evaluate the performance of the Company’s investments in real estate assets and its operating results. The Company believes that the exclusion of depreciation and amortization in the industry’s calculations of PNOI and FFO provides supplemental indicators of the properties’ performance since real estate values have historically risen or fallen with market conditions.  PNOI and FFO as calculated by the Company may not be comparable to similarly titled but differently calculated measures for other REITs.  Investors should be aware that items excluded from or added back to FFO are significant components in understanding and assessing the Company’s financial performance.

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P. O. Box 22728 – JACKSON, MS 39225 – TEL. 601-354-3555 – FAX 601-352-1441

Cash yield is defined as the projected cash PNOI at the stated occupancy divided by the total cost of the investment, which includes acquisition costs and the anticipated capital expenditures required to achieve the projected rents.

CONFERENCE CALL

EastGroup will host a conference call and webcast to discuss the results of its first quarter and review the Company’s current operations on Friday, April 20, 2012, at 11:00 a.m. Eastern Daylight Time.  A live broadcast of the conference call is available by dialing 1-800-862-9098 (conference ID: EastGroup) or by webcast through a link on the Company's website at www.eastgroup.net.  If you are unable to listen to the live conference call, a telephone and webcast replay will be available on Friday, April 20, 2012.  The telephone replay will be available until Friday, April 27, 2012, and can be accessed by dialing 1-800-283-4216.  Also, the replay of the webcast can be accessed through a link on the Company's website at www.eastgroup.net and will be available until Friday, April 27, 2012.

SUPPLEMENTAL INFORMATION

Supplemental financial information is available upon request by calling the Company at 601-354-3555, or by accessing the report in the Reports section of the Company’s website at www.eastgroup.net.

COMPANY INFORMATION

EastGroup Properties, Inc. is a self-administered equity real estate investment trust focused on the development, acquisition and operation of industrial properties in major Sunbelt markets throughout the United States with an emphasis in the states of Florida, Texas, Arizona, California and North Carolina.  The Company’s goal is to maximize shareholder value by being the leading provider in its markets of functional, flexible, and quality business distribution space for location sensitive customers primarily in the 5,000 to 50,000 square foot range.  The Company’s strategy for growth is based on ownership of premier distribution facilities generally clustered near major transportation features in supply-constrained submarkets.  EastGroup’s portfolio currently includes over 30.5 million square feet.  EastGroup Properties, Inc. press releases are available on the Company’s website.

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P. O. Box 22728 – JACKSON, MS 39225 – TEL. 601-354-3555 – FAX 601-352-1441

FORWARD-LOOKING STATEMENTS

The Company's assumptions and financial projections in this release are based upon "forward-looking" information and are being made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.  Words such as “will,” “anticipates,” “expects,” “believes,” “intends,” “plans,” “seeks,” “estimates,” variations of such words and similar expressions are intended to identify such forward-looking statements, which generally are not historical in nature.  All statements that address operating performance, events or developments that the Company expects or anticipates will occur in the future, including statements relating to rent and occupancy growth, development activity, the acquisition or sale of properties, general conditions in the geographic areas where the Company operates and the availability of capital, are forward-looking statements.  Forward-looking statements are inherently subject to known and unknown risks and uncertainties, many of which the Company cannot predict, including, without limitation:

•	changes in general economic conditions;

•	the extent of customer defaults or of any early lease terminations;

•	the Company's ability to lease or re-lease space at current or anticipated rents;

•	the availability of financing;

•	changes in the supply of and demand for industrial/warehouse properties;

•	increases in interest rate levels;

•	increases in operating costs;

•	natural disasters, terrorism, riots and acts of war, and the Company's ability to obtain adequate insurance;

•	changes in governmental regulation, tax rates and similar matters; and

•
other risks associated with the development and acquisition of properties, including risks that development projects may not be completed on schedule, development or operating costs may be greater than anticipated or acquisitions may not close as scheduled.

Although the Company believes that the expectations reflected in the forward-looking statements are based upon reasonable assumptions at the time made, the Company can give no assurance that such expectations will be achieved.  The Company assumes no obligation whatsoever to publicly update or revise any forward-looking statements.  See also the information contained in the Company’s reports filed or to be filed from time to time with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934, as amended.

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P. O. Box 22728 – JACKSON, MS 39225 – TEL. 601-354-3555 – FAX 601-352-1441

EASTGROUP PROPERTIES, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME AND COMPREHENSIVE INCOME
(IN THOUSANDS, EXCEPT PER SHARE DATA)
(UNAUDITED)

	Three Months Ended
	March 31,
	2012	2011

REVENUES
Income from real estate operations	$46,784	43,255
Other income	14	23
	46,798	43,278
EXPENSES
Expenses from real estate operations	13,101	12,460
Depreciation and amortization	15,929	14,247
General and administrative	3,116	2,969
Acquisition costs	19	-
	32,165	29,676

OPERATING INCOME	14,633	13,602

OTHER INCOME (EXPENSE)
Interest expense	(9,441)	(8,878)
Other	171	178
INCOME FROM CONTINUING OPERATIONS	5,363	4,902

DISCONTINUED OPERATIONS
Loss from real estate operations	(8)	-
Gain on sales of nondepreciable real estate investments, net of tax	167	-
INCOME FROM DISCONTINUED OPERATIONS	159	-

NET INCOME	5,522	4,902
Net income attributable to noncontrolling interest in joint ventures	(119)	(110)
NET INCOME ATTRIBUTABLE TO EASTGROUP PROPERTIES, INC. COMMON STOCKHOLDERS	5,403	4,792
Other comprehensive income	-	-
TOTAL COMPREHENSIVE INCOME	$5,403	4,792

BASIC PER COMMON SHARE DATA FOR NET INCOME ATTRIBUTABLE TO EASTGROUP PROPERTIES, INC. COMMON STOCKHOLDERS
Income from continuing operations	$0.19	0.18
Income from discontinued operations	0.01	0.00
Net income attributable to common stockholders	$0.20	0.18

Weighted average shares outstanding	27,647	26,809

DILUTED PER COMMON SHARE DATA FOR NET INCOME ATTRIBUTABLE TO EASTGROUP PROPERTIES, INC. COMMON STOCKHOLDERS
Income from continuing operations	$0.19	0.18
Income from discontinued operations	0.00	0.00
Net income attributable to common stockholders	$0.19	0.18

Weighted average shares outstanding	27,718	26,873

AMOUNTS ATTRIBUTABLE TO EASTGROUP PROPERTIES, INC. COMMON STOCKHOLDERS
Income from continuing operations	$5,244	4,792
Income from discontinued operations	159	-
Net income attributable to common stockholders	$5,403	4,792

EASTGROUP PROPERTIES, INC. AND SUBSIDIARIES
RECONCILIATIONS OF GAAP TO NON-GAAP MEASURES
(IN THOUSANDS, EXCEPT PER SHARE DATA)
(UNAUDITED)

	Three Months Ended
	March 31,
	2012	2011

NET INCOME	$5,522	4,902
Equity in earnings of unconsolidated investment	(89)	(86)
Interest income	(82)	(83)
Other income	(14)	(23)
Gain on sales of land	-	(9)
Income from discontinued operations	(159)	-
Depreciation and amortization from continuing operations	15,929	14,247
Interest expense (1)	9,441	8,878
General and administrative expense (2)	3,116	2,969
Acquisition costs	19	-
PROPERTY NET OPERATING INCOME (PNOI)	$33,683	30,795

COMPONENTS OF PNOI:
PNOI from Same Properties	$31,626	30,770
PNOI from 2011 and 2012 Acquisitions	1,696	-
PNOI from 2011 and 2012 Development Properties	360	22
Other PNOI	1	3
TOTAL PNOI	$33,683	30,795

NET INCOME ATTRIBUTABLE TO EASTGROUP PROPERTIES, INC.
COMMON STOCKHOLDERS	$5,403	4,792
Depreciation and amortization from continuing operations	15,929	14,247
Depreciation and amortization from discontinued operations	17	-
Depreciation from unconsolidated investment	33	33
Noncontrolling interest depreciation and amortization	(61)	(54)
FUNDS FROM OPERATIONS (FFO) ATTRIBUTABLE TO COMMON STOCKHOLDERS	$21,321	19,018

NET INCOME	$5,522	4,902
Interest expense (1)	9,441	8,878
Interest expense from unconsolidated investment	76	79
Gain on sales of land	-	(9)
Income from discontinued operations	(159)	-
Depreciation and amortization from continuing operations	15,929	14,247
Depreciation from unconsolidated investment	33	33
EARNINGS BEFORE INTEREST, TAXES, DEPRECIATION AND AMORTIZATION (EBITDA)	$30,842	28,130

DILUTED PER COMMON SHARE DATA FOR NET INCOME ATTRIBUTABLE TO
EASTGROUP PROPERTIES, INC. COMMON STOCKHOLDERS
Income from continuing operations	$0.19	0.18
Income (loss) from discontinued operations	0.00	0.00
Net income attributable to common stockholders	$0.19	0.18

Funds from operations attributable to common stockholders	$0.77	0.71

Weighted average shares outstanding for EPS and FFO purposes	27,718	26,873

(1) Net of capitalized interest of $1,042 and $839 for the three months ended March 31, 2012 and 2011, respectively.

(2) Net of capitalized development costs of $712 and $157 for the three months ended March 31, 2012 and 2011, respectively.